Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Qorvo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	1.750% Senior Notes due 2024	457(f)	$500,000,000	100%	$500,000,000 (1)	0.0001102	$55,100 (2)

Fees to Be Paid	Other	Guarantees of 1.750% Senior Notes due 2024	457(n)	—	—	—		(3)

	Total Offering Amount					$500,000,000 (4)		$55,100

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$55,100

(1)	Represents the aggregate principal amount of notes to be offered in the exchange offer to which the registration statement relates.
(2)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the guarantees to which the registration statement relates.
(4)	Represents the maximum aggregate offering price of the notes to be offered in the exchange offer to which the registration statement relates.